MACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC.
RESTRICTED STOCK AWARD NOTICE
2012 OMNIBUS INCENTIVE PLAN
MACOM Technology Solutions Holdings, Inc. (the “Company”) has granted to you a Restricted Stock Award (the “Award”). The Award is subject to all the terms and conditions set forth in this Restricted Stock Award Notice (the “Award Notice”), the Restricted Stock Award Agreement and the Company’s 2012 Omnibus Incentive Plan (the “Plan”), which are either attached hereto or have been made available to you via the electronic brokerage account you accessed through www.etrade.com to accept this Award electronically, and which are hereby incorporated into the Award Notice in their entirety.

Participant:

Grant Date:

Vesting Commencement Date:	, 20

Number of Shares Subject to the Award (the “Shares”):

Fair Market Value per Share on Grant Date:

Vesting Schedule:	[______________________]
Additional Terms/Acknowledgement: You acknowledge receipt of, and understand and agree to, the Award Notice, the Restricted Stock Award Agreement and the Plan. You further acknowledge that as of the Grant Date, the Award Notice, the Restricted Stock Award Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the Award and supersede all prior oral and written agreements on the subject.

MACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC.	PARTICIPANT

By:	Name:
Its:	Taxpayer ID:
Address:
Additional Documents:
1. Restricted Stock Award Agreement
2. 2012 Omnibus Incentive Plan
3. Plan Summary

MACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC.
2012 OMNIBUS INCENTIVE PLAN
RESTRICTED STOCK AWARD AGREEMENT
Pursuant to your Restricted Stock Award Notice (the “Award Notice”) and this Restricted Stock Award Agreement (this “Agreement”), MACOM Technology Solutions Holdings, Inc. (the “Company”) has granted you a Restricted Stock Award (the “Award”) under its 2012 Omnibus Incentive Plan (the “Plan”) for the number of shares of the Company’s Common Stock indicated in your Award Notice. Capitalized terms not explicitly defined in this Agreement but defined in the Plan shall have the same definitions as in the Plan.
The details of the Award are as follows:

1.	Vesting and Settlement
The Award will vest and no longer be subject to forfeiture according to the vesting schedule set forth in the Award Notice (the “Vesting Schedule”). Shares subject to the portion of the Award that has vested and is no longer subject to forfeiture according to the Vesting Schedule are referred to herein as “Vested Shares.” Shares subject to the portion of the Award that has not vested and remains subject to forfeiture under the Vesting Schedule are referred to herein as “Unvested Shares.” The Unvested Shares will vest (and to the extent so vested cease to be Unvested Shares remaining subject to forfeiture) in accordance with the Vesting Schedule (the Unvested and Vested Shares are collectively referred to herein as the “Shares”). The Award will terminate and the Shares will be subject to forfeiture upon your Termination of Service as set forth in Section 2.

2.	Termination of Award upon Termination of Service
Unless the Plan Administrator determines otherwise prior to your Termination of Service, upon your Termination of Service any portion of the Award that has not vested as provided in Section 1 will immediately terminate and all Unvested Shares shall immediately be forfeited without payment of any further consideration to you.

3.	Securities Law Compliance
3.1 You represent and warrant that you (a) have been furnished with a copy of the Plan and all information which you deem necessary to evaluate the merits and risks of receipt of the Award, (b) have had the opportunity to ask questions and receive answers concerning the information received about the Award and the Company, and (c) have been given the opportunity to obtain any additional information you deem necessary to verify the accuracy of any information obtained concerning the Award and the Company.
3.2 You hereby agree that you will in no event sell or distribute all or any part of the Shares unless (a) there is an effective registration statement under the Securities Act and applicable state securities laws covering any such transaction involving the Shares or (b) the Company receives an opinion of your legal counsel (concurred in by legal counsel for the Company) stating that such transaction is exempt from registration or the Company otherwise satisfies itself that such transaction is exempt from registration. You understand that the Company has no obligation to you to maintain any registration of the Shares with the SEC and has not represented to you that it will so maintain registration of the Shares.

3.3 You confirm that you have been advised, prior to your receipt of the Shares, that neither the offering of the Shares nor any offering materials have been reviewed by any administrator under the Securities Act or any other applicable securities act (the “Acts”) and that the Shares cannot be resold unless they are registered under the Acts or unless an exemption from such registration is available.
3.4 You hereby agree to indemnify the Company and hold it harmless from and against any loss, claim or liability, including attorneys’ fees or legal expenses, incurred by the Company as a result of any breach by you of, or any inaccuracy in, any representation, warranty or statement made by you in this Agreement or the breach by you of any terms or conditions of this Agreement.

4.	Consideration for Award
The Company acknowledges your payment of full consideration for the Award in the form of services previously rendered and/or services to be rendered hereafter to the Company (in either case, in an amount equal to no less than the aggregate par value of the Shares).

5.	Transfer Restrictions
Unvested Shares shall not be sold, transferred, assigned, encumbered, pledged or otherwise disposed of, whether voluntarily or by operation of law.

6.	Section 83(b) Election for Award
You understand that under Section 83(a) of the Code, the excess of the Fair Market Value of the Unvested Shares on the date the forfeiture restrictions lapse over the purchase price, if any, paid for such Shares will be taxed, on the date such forfeiture restrictions lapse, as ordinary income subject to payroll and withholding tax and tax reporting, as applicable. For this purpose, the term “forfeiture restrictions” means the right of the Company to receive back any Unvested Shares upon your Termination of Service. You understand that you may elect under Section 83(b) of the Code to be taxed at the time the Unvested Shares are acquired, rather than when and as the Unvested Shares cease to be subject to the forfeiture restrictions. Such election (an “83(b) Election”) must be filed with the Internal Revenue Service within 30 days from the Grant Date of the Award. Even if the Fair Market Value of the Unvested Shares on the Grant Date equals the purchase price, if any, (and thus no tax is payable), you must file the election within the 30-day period to avoid the risk of adverse tax consequences in the future.
You understand that there is a risk the Internal Revenue Service might challenge the Company’s determination of the Fair Market Value of the Shares, in which case you may be deemed to have received more ordinary income than originally estimated. You also understand that (a) you will not be entitled to a deduction for any ordinary income previously recognized as a result of the 83(b) Election if the Unvested Shares are subsequently forfeited to the Company, and (b) the 83(b) Election may cause you to recognize more ordinary income than you would have otherwise recognized if the Internal Revenue Service determines that the value of the Unvested Shares on the date the Shares are transferred is higher than the Fair Market Value of the Shares on that date as determined by the Company and/or the value of the Unvested Shares subsequently declines.
THE FORM FOR MAKING AN 83(b) ELECTION IS ATTACHED TO THIS AGREEMENT AS EXHIBIT B. YOU UNDERSTAND THAT FAILURE TO FILE SUCH AN ELECTION WITHIN THE 30-DAY PERIOD MAY RESULT IN THE RECOGNITION OF ORDINARY INCOME BY YOU AS THE FORFEITURE RESTRICTIONS LAPSE. You further understand that an additional copy of such election form should be filed with your federal income tax return for the calendar year in which the date of this Agreement falls. You acknowledge that the foregoing is only a summary of the federal income tax laws that apply to the receipt of the Unvested Shares under this Agreement and does not purport to be complete. YOU FURTHER ACKNOWLEDGE THAT THE

COMPANY HAS DIRECTED YOU TO SEEK INDEPENDENT ADVICE REGARDING THE APPLICABLE PROVISIONS OF THE CODE, THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH YOU MAY RESIDE, AND THE TAX CONSEQUENCES OF YOUR DEATH.
You agree to execute and deliver to the Company with this Agreement a copy of the Acknowledgment and Statement of Decision Regarding Section 83(b) Election attached hereto as Exhibit A. You further agree that you will execute and deliver to the Company with this Agreement a copy of the 83(b) Election attached hereto as Exhibit B if you choose to make such an election.

7.	Rights as Stockholder
You will be recorded as a stockholder of the Company and will have, subject to the provisions of this Agreement and the Plan, all the rights of a stockholder with respect to the Shares.

8.	Independent Tax Advice
You acknowledge that determining the actual tax consequences to you of receiving or disposing of the Shares may be complicated. These tax consequences will depend, in part, on your specific situation and may also depend on the resolution of currently uncertain tax law and other variables not within the control of the Company. You are aware that you should consult a competent and independent tax advisor for a full understanding of the specific tax consequences to you of receiving or disposing of the Shares. Prior to executing this Agreement, you either have consulted with a competent tax advisor independent of the Company to obtain tax advice concerning the receipt or disposition of the Shares in light of your specific situation or you have had the opportunity to consult with such a tax advisor but chose not to do so.

9.	Withholding
You are ultimately responsible for all taxes arising in connection with this Award (e.g., at vesting and/or upon receipt of the Shares), including any domestic or foreign tax withholding obligation required by law, whether national, federal, state or local, including FICA or any other social tax obligation (the “Tax Withholding Obligation”), regardless of any action the Company or any Related Company takes with respect to any such Tax Withholding Obligation that arises in connection with this Award. As a condition to the issuance of Shares pursuant to this Award, you agree to make arrangements satisfactory to the Company for the payment of the Tax Withholding Obligation that arises upon receipt of the Shares or otherwise. The Company may refuse to issue any Shares to you until you satisfy the Tax Withholding Obligation. To the maximum extent permitted by law, you hereby grant the Company and any Related Company the right to deduct without notice from salary or other amounts payable to you, an amount sufficient to satisfy the Tax Withholding Obligation.

10.	Clawback
By accepting this Award, you acknowledge and agree that this Award and all other awards granted to you under the Plan, any shares issued in respect thereof, and any proceeds and other amounts received in respect of this Award, other awards or such shares are subject to forfeiture and repayment (i) under the Company’s Compensation Recoupment Policy, as from time to time amended and in effect; (ii) under any other policy of, or agreement with, the Company or any Related Company that is applicable to you and that provides for the cancellation, forfeiture, disgorgement, repayment or clawback of incentive compensation; and (iii) to the extent required by law or applicable stock exchange listing standards, including, without limitation, Section 10D of the Exchange Act. A copy of the Company’s Compensation Recoupment Policy as in effect on the date of this Agreement has been provided to you, which you acknowledge and agree is subject to amendment and/or amendment and restatement from time to time.

11.	General Provisions
11.1 Assignment. The Company may assign its forfeiture rights at any time, whether or not such rights are then exercisable, to any person or entity selected by the Company’s Board of Directors.

11.2 No Waiver. No waiver of any provision of this Agreement will be valid unless in writing and signed by the person against whom such waiver is sought to be enforced, nor will failure to enforce any right hereunder constitute a continuing waiver of the same or a waiver of any other right hereunder.
11.3 Undertaking. You hereby agree to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either you or the Shares pursuant to the express provisions of this Agreement.
11.4 Successors and Assigns. The provisions of this Agreement will inure to the benefit of, and be binding on, the Company and its successors and assigns and you and your legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person will have become a party to this Agreement and agreed in writing to join herein and be bound by the terms and conditions hereof.
11.5 No Employment or Service Contract. Nothing in this Agreement will affect in any manner whatsoever the right or power of the Company, or a Related Company, to terminate your employment or services on behalf of the Company, for any reason, with or without Cause.
11.6 Relationship Between The Plan And Your Employment. Awards made under the Plan and any profits or gains made as a result of such Awards are not pensionable under any pension arrangements of the Company or any Related Company. Participation in this Award is a matter entirely separate from any pension right or entitlement which you may have, and from your terms and conditions of employment. Participation in the Award shall in no respects whatever affect in any way your pension rights (if any), entitlements or terms or conditions of employment, and in particular (but without limiting the generality of the foregoing words) neither the provisions of the Award Notice, the Plan nor this Agreement shall form part of any contract of employment between you and the Company and/or any Related Company, nor shall it be taken into account for the purpose of calculating any redundancy or unfair dismissal payment or wrongful dismissal payment, nor shall it confer on you any legal or equitable rights whatsoever against the Company or any Related Company.
Participation in the Plan does not impose upon the Company, any Related Company, the Committee or any of their representatives, agents and employees any liability whatsoever (whether in contract, tort, or otherwise howsoever) in connection with:
(a) the loss of your Award(s) under the Plan
(b) the loss of your eligibility to be granted Award(s) under the Plan; and/or
(c) the manner in which any power or discretion under the Plan is exercised or the failure or refusal of any person to exercise any power or discretion under the Plan.
11.7 Data Protection. By accepting this Award, you hereby consent to personal information obtained in relation to the Plan, the Award Notice and this Agreement being handled by the Company, Related Companies and their delegates, agents or affiliates in accordance with applicable law. Information in relation to you will be held, used, disclosed and processed for the purposes of: (a) managing and administering the Awards you hold under the Plan; (b) complying with any applicable audit, legal or regulatory obligations including, without limitation, legal obligations under company law and anti-money laundering legislation; (c) disclosure and transfer whether in your country of residence or elsewhere (including companies situated in countries which may not have the same data protection laws as your country of residence) to third parties including regulatory bodies, auditors and any of their respective related, associated or affiliated companies for the purposes specified above; (d) or for other legitimate business interests of the Company and Related Companies.